UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2016

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 10, 2016, Cytori Therapeutics, Inc. (the "Company") filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended (the "Amendment"), with the Secretary of State of Delaware to effectuate a one-for-fifteen (1:15) reverse stock split of its common stock, par value $0.001 per share (the "Common Stock").  The Amendment became effective on the filing date. The reverse stock split will be effective for trading purposes as of the commencement of trading on the NASDAQ Capital Market on May 12, 2016.  Upon effectiveness, each fifteen shares of issued and outstanding Common Stock were converted into one newly issued and outstanding share of Common Stock and the number of authorized shares of Common Stock was reduced from 290 million to 75 million. The Company's five million shares of authorized Preferred Stock were not affected by the reverse split.

No fractional shares were issued in connection with the reverse stock split. Any fractional shares of Common Stock that would have otherwise resulted from the reverse stock split were rounded up to the nearest whole share. Outstanding equity awards will be proportionately reduced to give effect to the reverse stock split and the shares available for future grants under the Company's 2014 Equity Incentive Plan and 2015 New Employee Incentive Plan will be proportionately reduced to give effect to the reverse stock split.

A copy of the Amendment is attached to this current report on Form 8-K as Exhibit 3.1, and the above summary is qualified in its entirety by reference to the full text of the Amendment.

Item 5.07                          Submission of Matters to a Vote of Security Holders

(a)
On May 10, 2016, the Company held its 2016 Annual Meeting of Stockholders (the "Annual Meeting"). The Company filed its definitive proxy statement for the proposals voted upon at the Annual Meeting with the Securities and Exchange Commission on March 15, 2016.

(b)
As of March 11, 2016, the record date for the Annual Meeting, 197,757,279 shares of the Company's common stock were issued and outstanding. A quorum of 127,470,445 shares of common stock were present or represented at the Annual Meeting. The following items of business were voted upon by stockholders at the Annual Meeting:

1.
Election of Directors. The following members of the Board of Directors were elected to serve until the 2017 annual meeting of stockholders and until their respective successors are elected and qualified,  as follows:

	VOTES FOR	WITHHOLD AUTHORITY
David M. Rickey	30,062,883	3,773,961
Richard J. Hawkins	29,002,600	4,834,244
Paul W. Hawran	30,116,173	3,720,671
Marc H. Hedrick, M.D.	30,042,390	3,794,454
Gary A. Lyons	28,360,756	5,476,088
Gail K. Naughton, Ph.D.	30,198,177	3,638,667

Broker Non-Votes (per Director): 93,633,301

2.
Ratify Independent Registered Public Accountants.  The appointment of KPMG LLP, independent registered public accountants, to act as our independent auditors for the fiscal year ending December 31, 2016 was ratified, as follows:

FOR	AGAINST	ABSTAIN
123,570,585	1,848,101	2,051,759

3.	Approve an amendment to the Company's 2014 Equity Incentive Plan. The amendment was approved, as follows:

FOR	AGAINST	ABSTAIN
25,589,113	6,782,041	1,465,690

Broker Non-Votes: 93,633,301

4.	Approve an amendment to the Company's amended and restated certificate of incorporation, as amended. The proposal was approved, as follows:

FOR	AGAINST	ABSTAIN
109,712,132	16,282,486	1,475,827

Item 901.                          Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.		Description
3.1	—	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: May 10, 2016	By: /s/ Tiago Girao
Tiago Girao
Chief Financial Officer

Index to Exhibits

Exhibit No.		Description
3.1	—	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as amended